EXHIBIT (5)

                       [Letterhead of Gould & Wilkie LLP]


                                                     July 23, 2001

CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, NY 12601-4879

Dear Sirs and Madames:

     Referring to Post-effective Amendment No. 1, filed this date with the Securities and Exchange Commission, to your Registration Statement (333-46528) on Form S-8, under the Securities Act of 1933, relating to 500,000 shares of your Common Stock, $.10 par value ("Common Stock") which may be issued as an investment option under and pursuant to the Long-Term Performance Based Incentive Plan ("Plan"):

     CH Energy Group, Inc. ("Company") was incorporated and organized under our supervision. We have acted as counsel for the Company since its incorporation on April 24, 1998.

     We have advised the Company in the preparation of the Registration Statement to be filed with the Securities and Exchange Commission this date under the Securities Act of 1933 to effect registration thereunder of said 500,000 shares of the Common Stock.

     We have advised Central Hudson Gas & Electric Corporation with respect to the adoption and administration of the Plan.

     On the basis of the foregoing, and of our examination and consideration of such other legal and factual matters as we have deemed appropriate, we are of the following opinion:

     Upon original issuance of the shares of Common Stock and consideration received by the Company therefor as an investment option under and in accordance with the Plan, that Common Stock will be legally issued, fully paid and non-assessable. With respect to shares of Common Stock purchased by the Plan on the open market as an investment option under and in accordance with the Plan, that Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent that this opinion will be filed as an Exhibit to the Company's said Registration Statement, and we further consent to the use of our name included in Part II, Item 5 of said Registration Statement.

                                                     Very truly yours,

                                                     /s/ Gould & Wilkie LLP
                                                     GOULD & WILKIE LLP
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